                                    EXHIBIT 1

                           JOINT ACQUISITION STATEMENT
                           PURSUANT TO RULE 13D-1(f)1

         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D, as amended, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D, as amended, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

                                  DANRO CORPORATION


                                  By:      /s/ ROBERT ALPERT
                                           -------------------------------------
                                           Robert Alpert, President



                                  WILDWOOD CAPITAL COMPANY
                                  MARKUS VENTURES, L.P.
                                  JAMES VENTURES, L.P.
                                  By: DANRO CORPORATION,
                                      as their Managing General Partner


                                  By:      /s/ ROBERT ALPERT
                                           -------------------------------------
                                           Robert Alpert, President



                                  MARKUS INVESTMENTS, INC.
                                  JAMES INVESTMENTS, INC.


                                  By:      /s/ ROBERT ALPERT
                                           -------------------------------------
                                           Robert Alpert, Chairman



                                  /s/ ROBERT ALPERT
                                  -------------------------------------
                                  Robert Alpert



                                  /s/ GLADYS ALPERT
                                  -------------------------------------
                                  Gladys Alpert

                                  SCHEDULE 5(c)




     Member of Group                    Trade Date       Unit Cost           Cost             Shares
     ---------------                    ----------       ---------           ----             ------

     Markus Ventures, L.P.               12/28/98           2.24            525,828          235,000
     Markus Ventures, L.P.               12/30/98           2.23              2,231            1,000
     Markus Ventures, L.P.               12/30/98           2.23              2,231            1,000
     Markus Ventures, L.P.               12/30/98           2.17              5,417            2,500
     Markus Ventures, L.P.               12/30/98           2.23              6,692            3,000
     Markus Investments, Inc.            11/11/98           2.92            263,066           90,000
     Markus Investments, Inc.            01/05/99           2.35             46,951           20,000
     James Ventures, L.P.                11/19/98           2.53            253,015          100,000
     James Ventures, L.P.                11/30/98           2.42            234,706           96,800
     James Ventures, L.P.                12/01/98           2.43              7,765            3,200
     James Investments, Inc.             12/30/98           2.08              1,041              500
     James Investments, Inc.             12/30/98           2.08              2,083            1,000
     James Investments, Inc.             12/30/98           2.08              8,330            4,000
     James Investments, Inc.             12/30/98           2.08              9,371            4,500
     James Investments, Inc.             12/30/98           2.08              9,788            4,700
     James Investments, Inc.             12/30/98           2.08             10,418            5,000
     James Investments, Inc.             12/30/98           2.08             10,413            5,000
     James Investments, Inc.             12/30/98           2.08             10,413            5,000
     James Investments, Inc.             12/30/98           2.08             12,495            6,000
     James Investments, Inc.             12/30/98           2.08             18,743            9,000
     James Investments, Inc.             12/30/98           2.08             20,825           10,000
     James Investments, Inc.             12/30/98           2.08             22,908           11,000
     James Investments, Inc.             12/30/98           2.08             95,753           46,000